Exhibit 10.7

GIGA-TRONICS INCORPORATED

PREFERRED SHARE REPURCHASE AGREEMENT

This Preferred Share Repurchase Agreement (this “Agreement”) is entered into as of _____ __, 2022 by and between Giga-tronics Incorporated, a California corporation (the “Company”), and the holder of the Company’s preferred shares named on the signature page to this Agreement (“Shareholder”) with respect to the following facts:

A.
Shareholder currently owns the shares of preferred stock of the Company listed on the signature page to this Agreement (the “Shares”), which constitute all of the shares of preferred stock of the Company owned by Shareholder.
B.
The Company, BitNile Holdings, Inc., a Delaware corporation (“BitNile”) and Gresham Worldwide, Inc., Delaware corporation (“Gresham”), have entered a Share Exchange Agreement, dated as of December 27, 2021, as amended (the “SEA”) providing, among other things, the Company will acquire Gresham in exchange for newly issued shares of the Company’s common stock and preferred stock (the “Share Exchange”);
C.
The SEA further provides that, that subject to and simultaneous with the closing of the Share Exchange (the “Closing”), BitNile will loan $4,350,000 to the Company pursuant to the terms of a Securities Purchase Agreement in the form attached as Exhibit A to the SEA (the “Closing Date Loan”), and that the Company will use a portion of the proceeds of such loan to repurchase the outstanding shares of its preferred stock following the Closing.
D.
In connection with and subject to the consummation of the Share Exchange, Shareholder wishes to sell the Shares to the Company, and the Company wishes to repurchase the Shares from Shareholder, all on the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained in this Agreement, and intending to be legally bound, the Company and Shareholder hereby agree as follows:

1.
Repurchase of Shares. On the terms and subject to the conditions set forth herein, subject to and as of the Effective Time (as defined below), Shareholder shall sell, assign, transfer and deliver to the Company, and the Company shall purchase and redeem, the Shares, free and clear of all liens, interests, claims, pledges or encumbrances of any type, kind or nature (collectively, “Liens”).
2.
Effectiveness. The consummation of the repurchase/redemption of the Shares shall occur upon satisfaction of the following conditions:
(a)
The Company shall have completed the Share Exchange on and subject to the terms of the SEA.
(b)
Shareholder shall have delivered to the Company (i) this Agreement, duly executed by Shareholder, (ii) a Form W-9 or Form W-8BEN, as applicable, (iii) a stock power duly endorsed to transfer the Shares to the Company in the form attached hereto as Exhibit A, which Shares are represented by an electronic Certificate identified therein; and (v) the certificates representing the Shares.
(c)
the Company pays to Shareholder the Purchase Price (as defined below) for the Shares in the manner set forth in Section 3 below.

The date and time on which the foregoing conditions have been satisfied is referred to herein as the “Effective Time.”

3.
Purchase Price. The purchase price for the Shares is as indicated on Shareholder’s signature page to this agreement (the “Purchase Price”). The Purchase Price will be payable by wire transfer of immediately available funds to an account designated by Shareholder to the Company in writing. The Purchase Price delivered to Shareholder will be paid net of applicable taxes, if any, that the Company is required to withhold by law.
4.
Escrow. The Company covenants and agrees that upon BitNile’s funding of the Closing Date Loan at the time of Closing, it shall deposit into an escrow account at Nason Yeager Gerson Harris & Fumero, P.A. (“NY”), a portion of the loan proceeds sufficient to pay the Purchase Price, such amount to be held in escrow pending disbursement at the Effective Time. A copy of the agreement with NY providing for the escrow is attached as Exhibit A to this Agreement.
5.
Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Company as follows as of the date hereof and as of the Effective Times:
(a)
Power and Authority. Shareholder has the requisite power and authority to enter into this Agreement and to transfer the Shares. No consent, approval, or authorization of or designation, declaration or filing with any third party or any governmental authority on the part of Shareholder is required in connection with the valid execution and delivery of this Agreement. This Agreement constitutes a valid and legally binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally.
(b)
No Solicitation. The Shares have not been offered or sold by Shareholder by any form of “general solicitation” or “general advertising.” Shareholder is not offering or selling the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Shareholder acknowledges that he she or it has received and carefully reviewed the definitive proxy statement filed with the Securities and Exchange Commission and any related supplemental proxy materials distributed by the Company.
(c)
Litigation. There is no action, suit, proceeding or investigation pending or, to Shareholder’s knowledge, currently threatened that questions the validity of this Agreement, or the right of Shareholder to enter into this Agreement or to consummate the transactions contemplated hereby.
(d)
Independent Evaluation. Shareholder has been solely responsible for Shareholder’s own investigation and evaluation with respect to the transactions contemplated by this Agreement. In particular, Shareholder has made its own determination with respect to the value of the Shares and the appropriateness of Purchase Price. Shareholder has been furnished with and has had access to such information as Shareholder has considered necessary to make a determination with respect to the sale of the Shares together with such information as is necessary to verify the accuracy of the information supplied. Except for the representations and warranties set forth in this Agreement, Shareholder is not relying on any representations from the Company in connection with the sale of the Shares and the consummation of the transactions contemplated by this Agreement.
(e)
Sophistication of Shareholder. Shareholder (i) is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares; and (iii) has independently and without reliance upon the Company, and based on such information and the advice of such advisors as Shareholder has deemed appropriate, made his or her own analysis and decision to enter into this Agreement. Shareholder acknowledges that neither the Company nor any of its respective affiliates is acting as a fiduciary or financial or investment adviser to Shareholder, and has not given Shareholder any investment advice, opinion or other information on whether the sale of the Shares is prudent.
(f)
Ownership of the Shares. Shareholder owns all of the Shares free and clear of all Liens, and, at the Effective Time, the Company will acquire good and marketable title to the Shares, free and clear of all Liens. Shareholder has not previously transferred or conveyed any interest in the Shares to any third party, or executed any agreement or other document pursuant to which Shareholder purported to transfer any right, title, claim, equity or interest in the Shares. Shareholder will not transfer or convey any interest in the Shares to any third party without the advance written consent of the Company, provided, that Shareholder may freely convert any or all of the Shares into shares of the Company’s common stock in accordance with the terms thereof.
(g)
All Preferred Shares. Shareholder does not own any preferred shares of the Company other than the Shares.
(h)
Transfer for Own Account. Shareholder is selling the Shares for Shareholder’s own account only.
(i)
Community Property Laws. Neither the ownership by Shareholder of the Shares nor the right of Shareholder to sell the Shares free and clear of all Liens are subject to any community property interests or laws of any jurisdiction which could require signature of any other party or parties in order to be effective.
(j)
Independent Advice; Tax Liability. Shareholder has had the opportunity to consult with his or her own advisors concerning the transactions contemplated by this Agreement. Shareholder is responsible for securing his or her own legal, financial, tax and other advice with respect to this Agreement. No officer, employee or representative of the Company has been authorized to provide any legal, financial, tax or other advice to Shareholder in connection with the transactions contemplated by this Agreement. Further, Shareholder has reviewed with Shareholder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Shareholder relies solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to Shareholder that may result from the transaction contemplated by this Agreement. Shareholder understands that Shareholder (and not the Company) shall be responsible for any tax liability of Shareholder that may arise as a result of the transactions contemplated by this Agreement.
6.
Representations and Warranties of the Company. The Company hereby represents and warrants to Shareholder as follows as of the date hereof and as of the Effective Time:
(a)
Power and Authority. The Company has the requisite corporate power and corporate authority to enter into this Agreement and to purchase the Shares. No consent, approval, or authorization of or designation, declaration or filing with any third party or any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally.

(b)
Diligence. The Company has been solely responsible for the Company’s own investigation with respect to the transactions contemplated by this Agreement. Except for the representations and warranties set forth in this Agreement, the Company is not relying on any representations from Shareholder in connection with the purchase of the Shares and the consummation of the transactions contemplated by this Agreement.
7.
No Reliance. Shareholder acknowledge and agree that neither the Company nor any of its shareholders, officers, directors, employees or agents (other than Shareholder) have (a) acted as an agent, finder or broker for Shareholder or his or her agents with respect to the offer, purchase or sale of the Shares; (b) made any representations or warranties of any kind, express or implied, to Shareholder or his or her agents in connection with the price, offer, purchase or sale of the Shares; or (c) at any time had any duty to Shareholder or his or her agents to disclose any information relating to the Company, its business, or financial condition or relating to any other matters in connection with the offer, purchase or sale of the Shares. In making its decision to sell the Shares, Shareholder is relying solely on the representations and warranties of the Company (and not on any information provided by the Company or its agents).
8.
Release of the Company.
(a)
In consideration of the provisions and agreements contained in this Agreement, including, without limitation, the payment of the Purchase Price, as of the Effective Time, Shareholder, for himself, herself or itself and his, her or its affiliates, heirs, personal representatives and assigns (collectively, the “Releasing Parties”), hereby releases, waives and forever discharges the Company, and each of its past, present and future officers, directors employees, insurers, attorneys, accountants, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, proceedings, causes of action (including, without limitation, breach of contract, breach of fiduciary duty, fraud and the like), orders, obligations, damages, interest, agreements, debts, liabilities, attorneys’ fees and expenses, whatsoever, whether in law or equity (collectively, “Claims and Damages”), which the Releasing Parties now have, have ever had or may hereafter have, whether now known or unknown, foreseen or unforeseen, matured or unmatured, against the respective Released Parties arising contemporaneously with or prior to the Effective Time that relate in any way to the Releasing Parties’ ownership interest or investment in the Shares. The Releasing Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any Claims and Damages, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any matter released hereby. If any provision of the release contained in this Section 8 is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of such release will remain in full force and effect. Any provision of the release contained in this Section 8 held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Notwithstanding anything herein to the contrary, the Releasing Parties do not release any claims or rights of any type or kind to enforce the terms of this Agreement against the Company.
(b)
Each Releasing Party is aware that it may hereafter discover facts in addition to or different from those he, she or it now knows or believes to be true with respect to the subject matter of the release provided for in this Section 8; provided, however, it is the intention of each Releasing Party that such release shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to in this Section 8. In furtherance of this intention, each Releasing Party expressly waives and relinquishes any and all claims, rights or benefits that it may have under Section 1542 of the California Civil Code (“Section 1542”), and any similar provision in any other jurisdiction, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER

FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each Releasing Party acknowledges and agrees that Section 1542, and any similar provision in any other jurisdiction, if they exist, are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, each Releasing Party agrees that the waiver of Section 1542 and any similar provision in any other jurisdiction is a material portion of the releases intended by this Section 8, and it therefore intends to waive all protection provided by Section 1542 and any other similar provision in any other jurisdiction. EACH RELEASING PARTY FURTHER ACKNOWLEDGES AND AGREES THAT IT IS AWARE THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE IT NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT INTENDS TO FULLY, FINALLY AND FOREVER RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATIVE THERETO, WHICH DO NOW EXIST, MAY EXIST, OR HERETOFORE HAVE EXISTED BETWEEN SUCH PARTY, ON THE ONE HAND, AND THE RELEASED PARTIES, ON THE OTHER HAND. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES GIVEN HEREIN SHALL BE AND REMAIN IN EFFECT AS FULL AND COMPLETE GENERAL RELEASES OF ALL SUCH MATTERS, NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATIVE THERETO.

9.
Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the consummation of the transaction contemplated hereby.
10.
Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
11.
Entire Agreement. This Agreement constitutes the entire understanding among the parties and supersedes all prior discussions, negotiations, arrangements or agreements with respect to its subject matter.
12.
Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
13.
Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the Parties hereunder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may freely assign any of its rights and obligations under this Agreement. Shareholder hay may assign any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

14.
Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under applicable laws. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties hereto, shall be deemed amended to delete or to modify the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable. However, to the extent that any provision in this Agreement is held to be inoperative, unenforceable, or invalid, then such provision shall be inoperative, unenforceable, or invalid without affecting the remaining provisions and to this end the provisions of this Agreement are declared to be severable.
15.
Applicable Law. This Agreement shall be construed and interpreted in accordance with, and any disputes that arise under this Agreement will be governed by, the laws of the State of California.
16.
Further Assurances. Each of the parties agrees to take such further actions and execute such other documents or instruments as the other party may reasonably require to effect the transfer of the Shares and the consummation of the transactions contemplated by this Agreement.
17.
Counterparts. This Agreement may be signed in any number of counterparts, including by means of facsimile, email, or other electronic means, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) or by a combination of such means, which will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SHAREHOLDER:

	Number of Shares	Per Share Purchase Price	Total Purchase Price for Series
Series B Convertible Voting Perpetual Preferred Stock		$231.00
Series C Convertible Voting Perpetual Preferred Stock		$146.000321
Series D Convertible Voting Perpetual Preferred Stock		$143.00
6.0% Series E Senior Convertible Voting Perpetual Preferred Stock		$76.052*
Aggregate Purchase Price (the “Purchase Price”)

Includes unpaid dividends accrued through September 7, 2022.

Name:_________________________________________

By:

Name:

Title:

COMPANY:

GIGA-TRONICS INCORPORATED

By:

Name:

Title:

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